Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee, Board of Directors, and Stockholders

BancFirst Corporation

Oklahoma City, Oklahoma

We consent to the incorporation by reference in the registration statement of BancFirst Corporation on Forms S-8 (File No.333-268168, effective November 4, 2022; File No. 333-259292, effective September 3, 2021; File No. 333-233241, effective August 13, 2019; File No. 333-228152, effective November 2, 2018; File No. 333-201524, effective January 15, 2015; and File No. 333-175914, effective July 29, 2011) of our report dated February 24, 2023 on our audits of the consolidated financial statements of BancFirst Corporation as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, which is included in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 24, 2023 on our audit of the internal control over financial reporting of BancFirst Corporation as of December 31, 2022, which is included in the Annual Report on Form 10-K.

/s/ FORVIS, LLP

(Formerly BKD, LLP)

Oklahoma City, Oklahoma

February 24, 2023